UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2013

Resource Real Estate Opportunity REIT, Inc.

(Exact name of registrant as specified in its charter)

Commission file number 000-54369

Maryland	27-0331816
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1845 Walnut Street, 18th Floor, Philadelphia, PA 19103

(Address of principal executive offices) (Zip code)

(215) 231-7050

(Registrant’s telephone number, including area code)

(former name or former address , if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the following obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 18, 2013, Resource Real Estate Opportunity OP, LP (the “Operating Partnership”), the operating partnership of Resource Real Estate Opportunity REIT, Inc. (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with RRE Charlemagne Holdings, LLC, a wholly owned subsidiary of the Operating Partnership (“Merger Sub”), Paladin Realty Income Properties, Inc. (“Paladin”), and Paladin Realty Income Properties, L.P. (“Paladin OP”), whose sole general partner is Paladin. The Merger Agreement provides for the merger of Paladin OP with and into Merger Sub (the “Merger”), with Merger Sub surviving as a wholly owned subsidiary of the Operating Partnership. Subject to the terms and conditions of the Merger Agreement, upon completion of the Merger, the Operating Partnership will acquire interests in up to 12 joint ventures that own a total of 11 multifamily communities with more than 2,600 rentable units and two office properties that contain more than 75,000 rentable square feet as described in additional detail below under “Investments to be Acquired in the Merger.”

The consideration for the Merger is $52.7 million, excluding transaction costs and subject to certain adjustments, including an increase in the consideration payable of up to $3.1 million in the event that the Beechwood Gardens Apartments are not sold to a third party pursuant to an existing purchase and sale agreement (described below) prior to the closing of the Merger. On July 23, 2013, the Operating Partnership made an earnest money deposit of $3.0 million. The Merger is expected to close in or about the fourth quarter of 2013. However, the Merger is subject to the receipt of certain third-party consents, loan assumption documents and customary closing conditions, and there can be no assurances that the Merger will close on the terms described herein, or at all. If the Operating Partnership is in default under the Merger Agreement, it may forfeit up to $3.0 million of earnest money. In addition, pursuant to the Merger Agreement, Paladin is required to file a proxy statement with the Securities and Exchange Commission (the “SEC”) and convene a special meeting of its stockholders for the purposes of approving the Merger as soon as practicable. In the event that Paladin’s stockholders do not approve the Merger, the Merger Agreement may be terminated by the Operating Partnership or Paladin.

The parties to the Merger Agreement have made certain customary representations and warranties to each other in the Merger Agreement. In addition, each of the parties has agreed to use its commercially reasonable efforts to satisfy all closing conditions and consummate the Merger.

The Merger Agreement includes certain termination rights for both the Operating Partnership and Paladin and provides that, in connection with the termination of the Merger Agreement under specified circumstances, Paladin may be required to reimburse the Operating Partnership’s transaction expenses in an amount up to $500,000 and, if Paladin subsequently enters into a contract for the acquisition by a third party of more than 20% of Paladin’s assets, pay the Operating Partnership a break fee of $2.0 million.

Investments to be Acquired in the Merger

Each of the 12 investments in which the Paladin OP owns an interest is structured as a joint venture with unaffiliated third parties (the “Joint Ventures”). Upon completion of the Merger, the Operating Partnership will assume all of the Paladin OP’s rights and obligations with respect to the Joint Ventures and will own a majority interest in nine of the Joint Ventures and a minority interest in three of the Joint Ventures. The Operating Partnership will not assume the Paladin OP’s rights and obligations with respect to the Joint Venture that owns the Beechwood Gardens Apartments to the extent that the property is sold to a third-party prior to the closing of the Merger. Under the terms of the Joint Ventures, the Operating Partnership would be entitled to receive a priority preferred return from operating cash flows ranging from 8.25% to 15.00% annually on its invested capital from each Joint Venture. With the exception of the Joint Ventures that own Conifer Crossing, Coursey Place Apartments, Pines of York, and Beechwood Garden Apartments, following a sale of the property, the Operating Partnership would also receive a priority return of its invested capital before each respective co-venturer would receive a return of its invested capital. The material terms of the distribution waterfall for each Joint Venture is discussed below under “Joint Venture Distributions.” In addition, each joint venture agreement provides for a property manager that, in exchange for a fee ranging from 3.50% to 5.00% of gross property revenues, operates and manages each respective property. All of the property managers are currently either affiliates of the respective joint venture partners or third parties that are unrelated to either the Operating Partnership, Paladin, or the respective joint venture partner.

The following table provides general information regarding the properties to be acquired pursuant to the Merger Agreement:

Multifamily Properties	Market	Net Rentable Area (sq. ft.)/ Units	Occupancy (1)	Percentage Equity Ownership (2)		Joint Venture Partners	Encumbrances (in thousands)(3)

Champion Farms Apartments	Louisville, KY	264 units	90.5%	70.0	%(4)	Buckingham Companies, LLC	$16,350
Fieldstone Apartments	Woodlawn, OH	266 units	95.1	83.0		Buckingham Companies, LLC	16,185
Pheasant Run Apartments	Lee’s Summit, MO	160 units	93.1	97.5	(5)	JTL Holdings, LLC and JTL Asset Management, Inc.	6,250
Pinehurst Apartment Homes	Kansas City, MO	146 units	94.5	97.5		JTL Holdings, LLC and JTL Asset Management, Inc.	4,375
The Retreat Apartments	Shawnee, KS	342 units	93.9	97.5		JTL Holdings, LLC and JTL Asset Management, Inc.	13,581
Hilltop Apartments	Kansas City, MO	124 units	89.5	49.0		JTL Properties, LLC	4,237
Conifer Crossing	Norcross, GA	420 units	96.7	42.5		Fowler Property Acquisitions, LLC	28,194
Stone Ridge Apartments	Columbia, SC	191 units	96.9	68.5		The DT Group	3,500
Coursey Place Apartments	Baton Rouge, LA	352 units	94.9	51.7		Eres Coursey, LLC	28,500
Pines of York Apartments	Yorktown, VA	248 units	97.6	90.0		Drucker & Falk, LLC	15,771
Beechwood Gardens Apartments	Philadelphia, PA	160 units	94.4	82.3		Morgan Management, LLC	8,531

Office Buildings
Two and Five Governor Park(6)	San Diego, CA	75,518 sq. ft.	100%	47.7%		Redtail Acquisitions, LLC	$12,857

(1)	Occupancy as of December 31, 2012, as reported in Paladin’s Annual Report on Form 10-K filed with the SEC on March 28, 2013 (the “Paladin Annual Report”). Includes all leased space, including space subject to master leases.
(2)	Ownership interest in joint venture as of December 31, 2012.
(3)	Encumbrance information as of March 31, 2013.
(4)	The joint venture partner would have the right to require the Operating Partnership to purchase up to an additional 20% ownership interest in the joint venture upon the occurrence of certain events and the achievement of certain financial benchmarks at the property at a cost of $67,500 per 1% of ownership interest.
(5)	The joint venture partner would have the right to require the Operating Partnership to purchase up to an additional 7% ownership interest in the joint venture upon the occurrence of certain events and the achievement of certain financial benchmarks at the property at a cost of $62,500 per 1% of ownership interest.
(6)	This investment consists of two office buildings. These buildings are 100.0% leased, including the master lease. The buildings are 99.4% leased to third party tenants.

For each of the 11 multifamily investments, the table below provides the occupancy rate and the average effective monthly rent per unit for each of the five years ended December 31, 2012, for the periods during which Paladin owned interests in such properties, as reported in the Paladin Annual Report:

	Year Ended December 31,
Property	2012	2011	2010	2009	2008
Champion Farms Apartments
Occupancy	90.5%	90.5%	92.4%	92.8%	87.1%
Average Effective Monthly Rent per Unit	$845	$787	$746	$743	$746
Fieldstone Apartments
Occupancy	95.1%	86.8%	94.4%	92.9%	94.4%
Average Effective Monthly Rent Per Unit	$801	$777	$783	$797	$807
Pheasant Run Apartments
Occupancy	93.1%	97.5%	96.3%	95.6%	93.1%
Average Effective Monthly Rent per Unit	$666	$647	$638	$605	$665
Pinehurst Apartment Homes
Occupancy	94.5%	95.2%	91.8%	91.8%	88.4%
Average Effective Monthly Rent per Unit	$650	$630	$636	$620	$646
Retreat Apartments
Occupancy	93.9%	100.0%	92.7%	91.5%	87.1%
Average Effective Monthly Rent per Unit	$611	$574	$541	$539	$583
Hilltop Apartments
Occupancy	89.5%	93.5%	85.5%	91.1%	91.9%
Average Effective Monthly Rent per Unit	$524	$518	$536	$509	$512
Conifer Crossing
Occupancy	96.7%	93.1%	95.0%	92.1%	82.4%
Average Effective Monthly Rent per Unit	$782	$776	$745	$704	$780
Stone Ridge Apartments
Occupancy	96.9%	94.8%	—	—	—
Average Effective Monthly Rent per Unit	$591	$540	—	—	—
Coursey Place Apartments
Occupancy	94.9%	90.6%	—	—	—
Average Effective Monthly Rent per Unit	$1,013	$1,001	—	—	—
Pines of York Apartments
Occupancy	97.6%	87.9%	—	—	—
Average Effective Monthly Rent per Unit	$940	$904	—	—
Beechwood Gardens Apartments
Occupancy	94.4%	95.6%	96.3%	95.0%	—
Average Effective Monthly Rent per Unit	$857	$832	$827	$830	—

For the office properties, the table below provides the occupancy rate and the average effective annual rent per square foot for each of the five years ended December 31, 2012, for the periods during which Paladin owned interests in such properties, as reported in the Paladin Annual Report:

	Year Ended December 31,
Property	2012		2011		2010		2009		2008

Two and Five Governor Park
Occupancy	100	%(1)	100	%(1)	100	%(1)	100.0	%(1)	100.0	%(1)
Average Effective Annual Rent per Square Foot	$26.82	(2)	$25.99	(2)	$24.77	(2)	$23.88	(2)	$26.52	(2)

(1)	These buildings were 100.0% leased as of December 31, 2012, including the master lease. The buildings were 99.4% leased to third party tenants as of December 31, 2012.
(2)	The average effective monthly rent per square foot only reflects leases to third parties and does not include the master lease.

Joint Venture Distributions

Champion Farms and Fieldstone Apartments. The operating agreements for both the Champion Farms and Fieldstone Apartments joint ventures provide that the Paladin OP will receive priority in distributions of operating cash flow until it has received at least 8.25% on its invested equity, after which its co-venture partners will receive distributions until they have reached the same 8.25% on their invested equity. Thereafter, operating cash flow will be distributed 50% to the Paladin OP and 50% to its co-venture partners. The operating agreements also provide for priority distributions of sale proceeds, if any. First, the Paladin OP will receive a priority distribution equal to a return of its invested capital. Second, its co-venture partners will receive a distribution equal to their invested capital. Third, the Paladin OP will receive an amount that when added to all distributions of cash flow made to the Paladin OP during the life of its investment, is sufficient to generate an 11.5% internal rate of return on its invested capital (“IRR”). Fourth, the Paladin OP’s co-venture partners will receive an amount, that when added to all distributions of cash flow made to its co-venture partners during the life of their investment, is sufficient to generate an IRR of 11.5%. Fifth, any further sales proceeds will be distributed 50% to the Paladin OP and 50% to its co-venture partners.

Pinehurst and Pheasant Run Apartments. The operating agreements for both the Pinehurst and Pheasant Run Apartments joint ventures provide that the Paladin OP will receive priority in distributions of operating cash flow until it has received at least 9.0% on its invested equity, after which its co-venture partners will receive distributions until they have reached the same 9.0% on their invested equity. Thereafter, operating cash flow will be distributed 75% to the Paladin OP and 25% to its co-venture partners. The operating agreements also provide for priority distributions of sale proceeds, if any. First, the Paladin OP will receive a priority distribution equal to a return of its invested capital plus an amount that when added to all distributions of cash flow made to the Paladin OP during the life of its investment, is sufficient to generate an IRR of 12.0%. Second, the Paladin OP’s co-venture partners will receive distributions that when added to all distributions of cash flow made to its co-venture partners during the life of their investment, is sufficient to generate an IRR of 12.0%. Third, any further sales proceeds will be distributed 50% to the Paladin OP and 50% to its co-venture partners.

Retreat Apartments. The operating agreement for the Retreat Apartments joint venture provides that the Paladin OP will receive priority in distributions of operating cash flow until it has received at least 12.0% on its invested equity, after which its co-venture partners will receive distributions until they have reached the same 12.0% on their invested equity. Thereafter, operating cash flow will be distributed 50% to the Paladin OP and 50% to its co-venture partners. The operating agreement also provides for priority distributions of sale proceeds, if any. First, the Paladin OP will receive a priority distribution equal to a return of its invested capital plus an amount that when added to all distributions of cash flow made to the Paladin OP during the life of its investment, is sufficient to generate an IRR of 12.0%. Second, the Paladin OP’s co-venture partners will receive distributions that when added to all distributions of cash flow made to its co-venture partners during the life of their investment, is sufficient to generate an IRR of 12.0%. Third, any further sales proceeds will be distributed 50% to the Paladin OP and 50% to its co-venture partners.

Hilltop Apartments. The operating agreement for the Hilltop Apartments joint venture provides that the Paladin OP will receive priority in distributions of operating cash flow until it has received at least 12.0% on its invested equity, after which its co-venture partners will receive distributions until they have reached the same 12.0% on their invested equity. Thereafter, operating cash flow will be distributed 49% to the Paladin OP and 51% to its co-venture partners. The operating agreement also provides for priority distributions of sale proceeds, if any. First, the Paladin OP will receive a priority distribution equal to a return of its invested capital plus an amount that when added to all distributions of cash flow made to the Paladin OP during the life of its investment, is sufficient to generate an IRR of 12.0%. Second, the Paladin OP’s co-venture partners will receive distributions that when added to all distributions of cash flow made to the co-venture partners during the life of their investment, is sufficient to generate an IRR of 12.0%. Third, any further sales proceeds will be distributed 49% to the Paladin OP and 51% to its co-venture partners.

Conifer Crossing. The operating agreement for the Conifer Crossing joint venture provides that the Paladin OP will receive priority in distributions of operating cash flow until the Paladin OP has received at least 8.5% on its invested equity, after which the Paladin OP’s co-venture partner will receive distributions until the co-venture partner has reached the same 8.5% on its invested equity. If the Paladin OP’s pro rata distribution exceeds 9.0% in a calendar year, the Paladin OP will share 20% of its excess distributions with its co-venture partner as a cash flow bonus. The operating agreement also provides for distributions of sale proceeds, if any. First, the Paladin OP and the co-venture partner will receive a 100% return of their equity investments. Second, the Paladin OP and the co-venture partner will receive pro rata distributions until the Paladin OP and the co-venture partner each have received an IRR of 12.0%. Third, the Paladin OP will share its pro rata portion of fifty percent of the remaining distributions with the co-venture partner and the co-venture partner will receive all of the other fifty percent of the remaining distributions as incentive compensation.

Stone Ridge Apartments. The operating agreement for the Stone Ridge Apartments joint venture provides that the Paladin OP’s investment will be treated as preferred equity, and the Paladin OP will receive a priority preferred return of 12.0% per year on its invested equity. Next, its co-venture partner will receive a 5.0% pro rata return per year on its invested capital. Third, the Paladin OP will receive an incremental return of 3% per year until it receives a 15% total annual return on its invested capital, inclusive of the priority preferred return. Finally, cash flow distributions will be split 50% to the Paladin OP and 50% to its co-venture partner. Upon a capital event, residual proceeds will first be distributed to the Paladin OP as a return of equity. Next, proceeds will be distributed to the Paladin OP until it achieves an IRR of 15%. Third, proceeds will be distributed to the Paladin OP to satisfy its yield maintenance amount, which is a fixed dollar sum equal to the total amount the Paladin OP would have received if its investment remained outstanding for five years. Finally, after the yield maintenance amount is reduced to zero, 100% of all remaining proceeds will be distributed to the co-venture partner.

Coursey Place Apartments. The operating agreement for the Coursey Place Apartments joint venture provides for two classes of equity referred to as Class A equity and Class B equity. The Paladin OP’s investment will be treated as Class A preferred equity, and the Paladin OP will receive a priority preferred return of 10.0% per year on its invested equity. Next, its co-venture partner will receive a 10.0% pro rata return per year on its invested capital, which is comprised of Class A and Class B equity. Remaining distributions from annual operating cash flow will be split in proportion to each member’s capital contributions. Upon a capital event, distributions will first be made, pro rata, as a return of the Class A equity. Next, proceeds will be distributed until each member achieves an IRR of 15% on the Class A equity. Third, proceeds will be distributed to the Class A equity to satisfy the yield maintenance amount, which is a fixed dollar sum approximately equal to the total amount the Class A equity holders would have received if these investments remained outstanding for four years. Finally, distributions will be made to the Class B Equity until it has achieved an IRR of 15%. Finally, 100% of the remaining proceeds will be distributed 30% to the Paladin OP and 70% to its co-venture partner.

Pines of York. The operating agreement for the Pines of York joint venture provides that the Paladin OP’s investment will be treated as preferred equity, and the Paladin OP will receive a priority preferred return of 10.0% per year on its invested equity. Next, its co-venture partner will receive a 10.0% pro rata return per year on its invested equity. Remaining distributions from annual operating cash flow will be split in proportion to each member’s equity interest. Upon a capital event, distributions will first be made pro rata to each member as a return of invested capital. Next, proceeds will be distributed until the co-venture partner achieves an IRR equal to the Paladin OP’s IRR. Third, the proceeds will be distributed pro rata until each member achieves an IRR of 12%. Fourth, proceeds will be distributed 80% to the Paladin OP and 20% to the co-venture partner until the Paladin OP has achieved an IRR of 15%. Finally, any remaining proceeds will be split equally between the members.

Beechwood Gardens Apartments. The operating agreement for the Beechwood Gardens Apartments joint venture provides that the Paladin OP’s investment will be treated as preferred equity, and the Paladin OP will receive a priority preferred return of 10.0% per year on its invested equity. Next, its co-venture partner will receive a 10.0% pro rata return per year on its invested equity. Remaining distributions from annual operating cash flow will be split in proportion to each member’s equity interest. Upon a capital event, distributions will first be made pro rata to each member as a return of invested capital. Next, the proceeds will be distributed pro rata until the Paladin OP and the co-venture partner each receive an IRR of 12%. Finally, any remaining proceeds will be split equally between the members.

In May 2013, the joint venture that owns the Beechwood Gardens Apartments entered into a purchase and sale agreement with an unaffiliated third party to sell the property. The sale of Beechwood Gardens Apartments is subject to various closing conditions. In the event that the Beechwood Gardens Apartments are sold under this purchase and sale agreement, the Operating Partnership will not acquire any ownership interest in the property.

Two and Five Governor Park. The operating agreement for the Two and Five Governor Park joint venture provides that the Paladin OP’s investment will be treated as preferred equity, and the Paladin OP will receive a priority preferred return of 9.0% on its invested equity and a fixed, priority IRR of 15.0% upon a capital event.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

Dated: July 24, 2013	By:	/s/ Alan F. Feldman Alan F. Feldman Chief Executive Officer (Principal Executive Officer)